Number                                                  Shares



             INCORPORATED UNDER THE LAWS OF THE STATEM OF OKLAHOMA

                                 CENTREX, INC.

        The                   coporation  is  authorized  to  issue   45,000,000
                              Common Shares - Par Value $.001 each

This Certifies that ___________________________ is the owner of _______________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder here of in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certficate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

Dated_______________________


                              Seal of Centrex, Inc.
------------------------------                    ------------------------------
                     Secretary                                         President



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